Exhibit 99.1

After nearly 39 years of committed service, including more than six years as President and CEO, Mark Yardley notified FHLBank’s Board of Directors of his decision to retire by no later than June 30, 2024. Mark joined FHLBank in 1984 as Director of Internal Audit, subsequently serving as Chief Financial Officer, Chief Risk Officer, and was named to his current position of President and CEO in January 2017.

“It has been an honor and a privilege to serve FHLBank for almost 39 years,” said Mark. “FHLBank has proven itself to be a critical liquidity provider to members throughout our District, and I am proud of the partnerships that have allowed FHLBank to support its members in building strong communities.”

“On behalf of the Board of Directors of FHLBank, I wish to thank Mark for his exemplary dedication to FHLBank, its members, and employees,” said G. Bridger Cox, Chair of the Board of Directors. “I appreciate Mark’s willingness to support the board’s efforts to ensure a successful transition to FHLBank’s next President and CEO.”

FHLBank’s Board of Directors is undertaking a process to identify FHLBank’s next President and CEO, and Mark will continue to lead FHLBank until his successor is in place.